Expense Limitation Agreement

February 22, 2016

To: Mutual Fund Series Trust
17605 Wright Street
Omaha, NE 68130

Dear Board Members:

You have engaged us to act as the sole investment adviser to the Catalyst Funds listed on Exhibit A (each a “Fund” and together the “Funds”) pursuant to a Management Agreement dated as of July 31, 2006 (the “Agreement”) as amended.

We hereby contractually agree to waive management fees and/or reimburse the Funds for expenses they incur, but only to the extent necessary to maintain each Fund’s total annual operating expenses (excluding brokerage costs; borrowing costs such as (a) interest and (b) dividends on securities sold short; taxes; underlying fund expenses; 12b-1 distribution plan expenses, and extraordinary expenses) at the percentage of average daily net assets and term as stated in Exhibit A for each Fund.

This agreement shall be effective on February 22, 2016 and shall remain in effect until at least October 31, 2017, unless terminated sooner as provided herein, and shall continue in effect for successive twelve-month periods, provided that such continuance is specifically approved by a majority of the Trustees of the Mutual Fund Series Trust (the “Trust”). This agreement may only be terminated by the Fund's Board of Trustees on 60 days’ written notice to Catalyst Capital Advisors LLC upon the termination of the Management Agreement between the Trust and Catalyst Capital Advisors LLC.

Any waiver or reimbursement by us is subject to repayment by the applicable Fund within the three fiscal years following the fiscal year in which the expenses occurred, if the Fund is able to make the repayment without exceeding its current expense limitations and any expense limitations in place at the time of repayment, and the repayment is approved by the Board of Trustees.

Very truly yours,

CATALYST CAPITAL ADVISORS LLC

By:  /s/ Jerry Szilagyi

Name, Title: Jerry Szilagyi, Managing Member

The foregoing Agreement is hereby accepted.

MUTUAL FUND SERIES TRUST

By:  /s/ Tobias Caldwell

Name, Title: Tobias Caldwell, Trustee

Exhibit A

Fund	Percent of Net Assets	Term
Catalyst Small-Cap Insider Buying Fund Class A, C and I Shares	1.50	10/31/16
Catalyst Hedged Insider Buying Fund Class A, C and I Shares	1.50	10/31/16
Catalyst Insider Buying Fund Class A, C and I Shares	1.25	10/31/16
Catalyst Insider Long-Short Fund Class A, C and I Shares	1.50	10/31/16
Catalyst Hedged Futures Strategy Fund Class A, C and I Shares	1.99	10/31/16
Catalyst/SMH High Income Fund Class A, C and I Shares	1.20	10/31/16
Catalyst/SMH Total Return Income Fund Class A, C and I Shares	1.30	10/31/16
Catalyst/Groesbeck Growth of Income Fund Class A, C and I Shares	1.10	10/31/16
Catalyst/MAP Global Total Return Income Fund Class A, C and I Shares	Class A and C Shares -1.30 Class I Shares - 1.25	10/31/16
Catalyst/MAP Global Capital Appreciation Fund Class A, C and I Shares	Class A and C Shares -1.30 Class I Shares - 1.25	10/31/16
Catalyst Dynamic Alpha Fund Class A, C and I Shares	1.10	10/31/16
Catalyst/Lyons Tactical Allocation Fund Class A, C and I Shares	1.25	10/31/16
Catalyst/Lyons Hedged Premium Return Fund Class A, C and I Shares	1.25	10/31/16
Catalyst/Princeton Floating Rate Income Fund Class A, C and I Shares	1.10	10/31/16
Catalyst/EquityCompass Buyback Strategy Fund Class A, C and I Shares	1.25	10/31/16
Catalyst Macro Strategy Fund Class A, C and I Shares	1.70	10/31/17
Catalyst Activist Investor Fund Class A, C and I Shares	1.25	10/31/16
Catalyst Insider Income Fund Class A, C and I Shares	1.20	10/31/16
Catalyst Intelligent Alternative Fund Class A, C and I Shares	0.35	10/31/16
Catalyst/Stone Beach Income Opportunity Fund Class A, C and I Shares	1.30	10/31/16
Catalyst/Groesbeck Aggressive Growth Fund Class A, C and I Shares	1.30	10/31/16

Catalyst Time Value Trading Fund Class A, C and I Shares	1.99	10/31/16
Catalyst/Princeton Hedged Income Fund Class A, C and I Shares	1.30	10/31/16
Catalyst/Princeton Credit Opportunity Fund Class A, C and I Shares	1.74	10/31/16
Catalyst MLP & Infrastructure Fund Class A, C and I Shares	1.40	10/31/16
Catalyst/Auctos Multi-Strategy Fund Class A, C and I Shares	1.99	10/31/16
Catalyst IPOx Allocation Fund Class A, C and I Shares	1.74	10/31/16
Catalyst Hedged Commodity Strategy Fund Class A, C and I Shares	1.99	10/31/16
Catalyst/Millburn Hedge Strategy Fund Class A, C and I Shares	1.99	10/31/17